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                                                                   EXHIBIT 99(d)

                          THE WILLIAMS COMPANIES, INC.

                SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS(a)*






                                                        Additions
                                                   --------------------
                                                   Charged
                                                   to Costs
                                       Beginning     and                                     Ending
                                        Balance    Expenses     Other        Deductions(b)   Balance
                                       ---------   --------   ---------      -------------   -------
                                                                    (Millions)
Year ended December 31, 1997:
  Allowance for doubtful accounts-
    Receivables....................    $    11.4   $   13.3   $     7.0(c)   $        10.2   $  21.5
    Other assets...................          4.6         --          --                 --       4.6

Year ended December 31, 1996:
  Allowance for doubtful accounts-
    Receivables....................         12.8        5.3         1.4(c)             8.1      11.4
    Other assets...................          1.6        3.0          --                 --       4.6

Year ended December 31, 1995:
  Allowance for doubtful accounts-
    Receivables....................         10.2        4.3         1.6(c)             3.3      12.8
    Other assets...................           --        1.6          --                 --       1.6
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(a) Deducted from related assets.
(b) Represents balances written off, net of recoveries and reclassifications.
(c) Primarily relates to acquisitions of businesses.
 *  Restated to reflect the acquisition of MAPCO Inc., which has been accounted for as a pooling of interests.